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                                                                   EXHIBIT 21.01

                                  SUBSIDIARIES

    Cisco Systems Canada Limited
    Cisco Systems Europe, S.A.R.L. (France)
    Cisco Systems Import/Export Corporation (U.S. Virgin Islands)
    Cisco Systems Belgium, S.A.
    Cisco Systems Limited (U.K.)
    Cisco Systems Australia PTY. Limited
    Nihon Cisco Systems, K.K. (Japan)
    Cisco Systems de Mexico, S.A. de C.V.
    Cisco Systems New Zealand Limited
    Cisco Systems (HK) Limited (Hong Kong)
    Cisco Systems GmbH (Germany)
    Cisco Systems (Italy) Srl
    Cisco Systems GesmbH (Austria)
    Cisco do Brasil Ltda. (Brazil)
    Cisco Systems (Korea) Ltd.
    VZ, Cisco Systems, C.A. (Venezuela)
    Cisco Systems South Africa (Pty) Ltd.
    Cisco Systems Sweden Aktiebolag
    Cisco Systems (Switzerland) AG
    Cisco Systems Netherlands, B.V.
    Cisco Systems International Netherlands, B.V.
    Cisco Systems Czech Republic, s.r.o.
    Cisco Systems Spain, S.L.
    Cisco Systems Argentina S.A.
    Cisco Systems Chile, S.A.
    Cisco Sistemas de Redes S.A., (Costa Rica)
    Cisco Systems Malaysia, Sdn. Bhd.
    Cisco Systems (USA) Pte. Ltd., Singapore
    Cisco Systems Thailand, Ltd.
    Cisco Systems Peru, S.A.

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